Back to Form 8-K
Exhibit 99.1

Investor Relations: Gregg Haddad Vice President 813-865-1284 gregg.haddad@wellcare.com	Media Relations: John Aberg Vice President 813-865-5045 john.aberg@wellcare.com

WELLCARE ANNOUNCES APPOINTMENT OF CHARLES BERG AS
EXECUTIVE CHAIRMAN AND HEATH SCHIESSER AS PRESIDENT AND CEO
 AND DEPARTURES OF CEO, CFO AND GENERAL COUNSEL

TAMPA, FL (January 25, 2008)– The Board of Directors of WellCare Health Plans, Inc. (NYSE: WCG) today announced the appointment of Charles G. Berg as Executive Chairman and Heath Schiesser as President and Chief Executive Officer, effective immediately, saying that it is in the best long-term interest of the company to provide new leadership.

Mr. Berg, an experienced senior executive in the health insurance industry who previously served as Chief Executive Officer of Oxford Health Plans, has been appointed to the newly created position of Executive Chairman and as a member of the Board of Directors.  Mr. Schiesser, who previously served as the company’s Senior Vice President for marketing and sales from 2002 to 2006 and President of WellCare Prescription Insurance from 2005 to 2006, has been appointed as President and Chief Executive Officer and as a member of the Board of Directors.

Todd Farha, Chairman of the Board, Chief Executive Officer and President, Paul Behrens, Chief Financial Officer, and Thaddeus Bereday, General Counsel, have each resigned from their respective positions with the company.   Messrs. Farha, Behrens, and Bereday have agreed to assist in an orderly transition to new management by remaining as non-executive employees through March 31.  The company has initiated a search for a new CFO and General Counsel and expects to complete the process in an expeditious manner.

Director Ruben Jose King-Shaw, Jr., said, “The Board has confidence in these new executives.  They will provide fresh leadership to the company to help meet the challenges and opportunities it faces.  The creation of the role of Executive Chairman, along with the appointment of Heath Schiesser as President and CEO, are important steps in that process.”

Since January 2007, Mr. Berg, 50, has been a senior advisor to Welsh, Carson, Anderson & Stowe, a private equity firm.  From April 1998 to July 2004, Mr. Berg held various executive positions with Oxford Health Plans Inc., which included Chief Executive Officer from November 2002 to July 2004, President and Chief Operating Officer from March 2001 to November 2002, and Executive Vice President, Medical Delivery, from April 1998 to March 2001.  From July 2004 to September 2006, Mr. Berg served as an executive of UnitedHealth Group.  Mr. Berg has a J.D. from the Georgetown University Law Center and a B.A. from Macalester College.

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WCG Announces Appointment of Charles Berg as Executive Chairman and
   Heath Schiesser as President and CEO and Departures Of CEO, CFO and General Counsel

January 25, 2008

Mr. Schiesser, 40, originally joined WellCare in 2002 as Senior Vice President of marketing and sales and focused most of his effort on the growth of the company’s Medicaid and Medicare businesses.  As President of WellCare Prescription Insurance, he led the company's successful national entry into Medicare Prescription Drug Plans.  Since 2006, he has served as a senior advisor focusing on WellCare’s rapidly growing Medicare products.  Prior to joining WellCare, Mr. Schiesser worked at the management consulting firm of McKinsey & Company, co-founded an online pharmacy for Express Scripts, and worked in the development of new ventures.  A cum laude graduate of Trinity University, Mr. Schiesser received his M.B.A. from Harvard University.

Heath Schiesser stated, “I am excited about the opportunity to work with WellCare’s over 3,500 dedicated associates to serve our key constituencies – the members who are our reason for being, the talented providers with whom we partner in serving our members, and the regulators who are the stewards of the public’s resources and trust.”

Charles Berg added, “While this is a challenging time for WellCare and all of its constituents, I am enthusiastic about the opportunity to join WellCare to help resolve issues from the past while at the same time focusing on the growth and development of the company.  WellCare has outstanding employees, valuable government partners, and a proven record of service to members.”

As previously disclosed, in October of last year, federal and state agencies conducted a search of the company’s headquarters in Tampa, Florida.   WellCare continues to cooperate with the U.S. Justice Department, the Florida Attorney General’s office, and the other agencies involved in the investigation.  At the time of the search, the U.S. Attorney stated, “The ongoing investigation does not directly concern, nor should it have any impact upon, the delivery of any healthcare service to any person.”

The company believes that to date the investigations are principally focused on the relationships of the company’s Florida health plans with the company’s behavioral health subsidiary, Harmony Behavioral Health, including the calculation by the Florida plans of a behavioral health refund to the Florida Medicaid agency and on the inter-company relationships between the company’s various health plans and other wholly-owned subsidiaries.  The company has not been advised, however, of the full scope of the government’s investigation, and the company does not know whether the investigations may expand to other areas or the extent to which such investigations might lead to fines, penalties, operating restrictions or impacts on the company’s historical financial statements.  In addition, the company has received requests for information from the Securities and Exchange Commission.  The company is also responding to subpoenas issued by the State of Connecticut Attorney General’s Office involving transactions between the company and its affiliated companies and their potential impact on the costs of Connecticut’s Medicaid program.

A special committee of the company’s Board of Directors is continuing its independent investigation into matters raised as part of the ongoing government investigations.  While the special committee has provided a preliminary report with recommendations to the Board, the company is unable to predict how long the special committee’s investigation will take or when it will complete its work.

As previously disclosed, the company has not filed its Form 10-Q for the quarter ended September 30, 2007.  Given the pending investigations, the company anticipates that it will not be in a position to file its Form 10-K for the fiscal year ending December 31, 2007, on a timely basis, and may not be in a position to file one or more of its Forms 10-Q for the quarters in 2008 on a timely basis.  If the company does not file its 2007 Form 10-K within the filing deadline, it would be subject to the NYSE’s late filing procedures as they pertain to annual reports.

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WCG Announces Appointment of Charles Berg as Executive Chairman and
   Heath Schiesser as President and CEO and Departures Of CEO, CFO and General Counsel

January 25, 2008

The company will file a Form 8-K with the Securities and Exchange Commission providing additional information concerning these matters.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving more than 2.3 million members nationwide.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: the impact of the management changes announced today; the outcomes of the pending governmental investigations and other proceedings; the outcome of the Company’s special committee investigation; the potential expiration, cancellation, termination, suspension or non-renewal of the Company’s state or federal contracts (including as a result of our breach of a material provision of a contract or upon violation of relevant laws or regulations); the Company’s lack of prior operating history in expansion markets such as Georgia, Missouri and Ohio, including lack of experience with network providers and health benefits management in such markets; the Company’s lack of prior operating history in its PDP program and private fee-for-service (PFFS) program; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP and PFFS programs resulting from, among other things, the proliferation of healthcare options facing Medicare beneficiaries and the complexity of the PDP and PFFS programs, including the benefit structures and the relative lack of awareness of these programs among healthcare providers, pharmacists, patient advocates and state regulators; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in laws applicable to the Company’s business, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including proposals in Congress to reduce funding of Medicare Advantage programs; risks associated with periodic government rate reimbursement adjustments, including the timing of the CMS risk-corridor payments to PDP providers and other program reconciliations; risks associated with negative publicity regarding the health insurance industry, including government programs managed care organizations; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions, sanctions, governmental investigations or premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states, counties and lines of business; risks associated with the Company’s substantial debt obligations; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel.  Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2007, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it.  The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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